UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2025

LIBERTY LIVE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-288960	33-2910829
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.

On December 8, 2025, Liberty Media Corporation (“Liberty Media”) and Liberty Live Holdings, Inc. (the “Company”) issued a joint press release (the “Press Release”) announcing the receipt of Liberty Media stockholder approval of the previously announced redemptive split-off (the “Split-Off”) of the Company from Liberty Media. The Company and Liberty Media also announced in the Press Release that, assuming the other conditions to the Split-Off are satisfied or waived, as applicable, Liberty Media intends to complete the proposed Split-Off at 4:05 p.m., New York City time, on December 15, 2025.

The Press Release also announced that, on December 3, 2025, Liberty Media’s board of directors approved the final terms of Liberty Media’s reattribution of certain assets and liabilities between Liberty Media’s Formula One Group and Liberty Media’s Liberty Live Group (the “Reattribution”) in connection with the Split-Off. The Reattribution will become effective prior to the Split-Off at approximately 8:00 a.m., New York City time, on December 15, 2025.

The foregoing description is qualified in its entirety by reference to the full text of the Press Release, a copy of which is filed herewith as Exhibit 99.1 in compliance with Rule 425 of the Securities Act of 1933, as amended, and is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated December 8, 2025.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2025

LIBERTY LIVE HOLDINGS, INC.

By:	/s/ Brittany A. Uthoff
Name: Brittany A. Uthoff
Title: Vice President and Assistant Secretary